Exhibit 10.4

     OMNIBUS WAIVER, AMENDMENT AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

     THIS  OMNIBUS   WAIVER,   AMENDMENT  AND   REAFFIRMATION   OF   PERFORMANCE
UNDERTAKING, dated as of November 14, 2006 (this "Waiver"), is by and among:

          (a) Invacare Corporation, an Ohio corporation ("Invacare"), Healthtech Products, Inc., a Missouri corporation, and Invacare Supply Group, Inc., a Massachusetts corporation (each of the foregoing including Invacare, an "Originator" and collectively, the "Originators"),

          (b) Invacare Receivables Corporation, a Delaware corporation ("IRC" and, together with the Originators, the "Companies"),

          (c) Park Avenue Receivables Company, LLC ("Conduit"), and

          (d) JPMorgan Chase Bank, N.A., individually (together with Conduit, the "Purchasers") and as agent (together with its successors and assigns in such capacity, the "Agent").

                              W I T N E S S E T H :

          WHEREAS,   the  Originators  and  IRC  are  parties  to  that  certain
     Receivables   Sale   Agreement,   dated  as  of  September  30,  2005  (the
     "Receivables Sale Agreement");

          WHEREAS, IRC, as Seller, Invacare, as Servicer, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement dated as of September 30, 2005, as heretofore amended (the "Receivables Purchase Agreement" and, together with the Receivable Sale Agreement, the "Agreements");

          WHEREAS, Invacare has executed that certain Performance Undertaking dated as of September 30, 2005, in favor of IRC (the "Performance Undertaking); and

          WHEREAS, the parties wish to (a) waive a Termination Event under the Receivables Sale Agreement and an Amortization Event under the Receivables Purchase Agreement, (b) amend the Receivables Purchase Agreement, and (c) reaffirm the Performance Undertaking, in each case, on the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
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          1.  Defined  Terms.  Capitalized  terms used herein and not  otherwise defined shall have their meanings as attributed to such terms in the Agreements.

          2. Limited Waivers; Amendment.

          2.1. Limited Waivers.

               (a) Any Potential Termination Event or Termination Event that may have arisen (or that may at any time hereafter prior to December 15, 2006 arise) under Section 5.1(c) of the Receivables Sale Agreement by virtue of Invacare's failure to observe at all times the financial covenant set forth in Section 11.3 of each of the note purchase agreements executed in connection with the Senior Unsecured Notes (as defined in the Five-Year Credit Agreement) and incorporated by reference into Section 5.2(k) of the Five-Year Credit Agreement (collectively, the "Cross-Defaults") is hereby waived for the period commencing on the date hereof through the earliest to occur of (i) December 15, 2006, (B) any Potential Termination Event or Termination Event other than the Cross Defaults, (C) the breach or nonperformance by any of the Companies of any covenant, agreement or condition set forth in this Waiver, and (D) the date on which any representation or warranty in Section 3 hereof fails to be true and correct.

               (b) Any Amortization Event or Potential Amortization Event that may have arisen (or that may at any time hereafter prior to December 15, 2006 arise) under Section 9.1(c) of the Receivables Purchase Agreement by virtue of the Cross-Defaults is hereby waived for the period commencing on the date hereof through the earliest to occur of
          (i) December 15, 2006, (B) any Potential Amortization Event or Amortization Event other than the Cross Defaults, (C) the breach or nonperformance by any of the Companies of any covenant, agreement or condition set forth in this Waiver, and (D) the date on which any representation or warranty in Section 3 hereof fails to be true and correct.

          2.2. Amendments.

               (a) The definitions of the following terms in the Receivables Purchase Agreement are hereby amended and restated in their entirety to read as follows:

                  "Dilution Stress Factor" means (a) at any time the Servicer's ratio of Total Debt to Adjusted EBITDA is less than 3.0, 1.75, (b) at any time between September 28, 2006 and the Liquidity Termination Date until the Agent otherwise notifies the Seller Parties, 1.75, and (c) at any other time unless the Agent otherwise notifies the Seller Parties, 2.00.

               "Liquidity Termination Date" means December 15, 2006 or such later date as extended pursuant to the terms of this Agreement.

               "Loss Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the sum of (i) the total Outstanding Balance of Defaulted Receivables plus (ii) the amount of Receivables which became Charged-Off Receivables before becoming Defaulted Receivables during the Calculation Period that includes such

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          Cut-Off Date, plus (iii) the amount of Receivables that were converted
          to  notes  receivable  or  Collection   Receivables   before  becoming
          Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring six months prior to the Calculation Period ending on such Cut-Off Date; provided, however, that at any time while Invacare's ratio of Total Debt to Adjusted EBITDA is less than 3.00 and at all times between September 28, 2006 and the Liquidity Termination Date until the Agent otherwise notifies the Seller Parties, only 80% of the amount described in clause (a)(i) shall be counted for purposes of computing the Loss Ratio.

               "Purchase Limit" means $75,401,750.

               (b) Clause (xv) of the definition of "Eligible Receivable" is hereby amended and restated in its entirety to read as follows:

                    (xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such
               Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided that (a) if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and (b) Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agent, that such Receivables shall not be subject to such offset, and provided, further, that at any time while Invacare's ratio of Total Debt to Adjusted EBITDA is less than 3.00 and at all times between September 28, 2006 and the Liquidity Termination Date until the Agent otherwise notifies the Seller Parties, only 80% of the accrued amount of contractual rebates shall be counted as a contra pursuant to the foregoing clause (a),

               (c) Schedule A to the Receivables Purchase Agreement is hereby amended to deleted "$100,000,000" where it appears and substitute in lieu thereof "$75,401,750."

          3. Certain Representations. In order to induce the Agent and the Purchasers to enter into this Waiver, each of the Companies hereby represents and warrants to the Agent and the Purchasers that, after giving effect to the waivers contained in Section 2 hereof, (a) no Termination Event, Potential Termination Event, Amortization Event or Potential Amortization Event exists and is continuing as of the Effective Date (as defined in Section 4 below), (b) each of the Agreements to which such Company is a party, as amended hereby, constitutes the legal, valid and

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     binding  obligations  of such Company  enforceable  against such Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a
     proceeding   in  equity   or  at  law  and  (c)  each  of  such   Company's
     representations and warranties contained in each of the Agreements to which it is a party is true and correct as of the Effective Date as though made on such date (except for such representations and warranties that speak only as of an earlier date).

          4. Effective Date; Conditions Precedent. This Waiver shall become effective as of the date hereof (the "Effective Date") upon receipt by the Agent of (a) counterparts of this Waiver, duly executed by each of the parties hereto, (b) a copy of a waiver of the Cross-Defaults executed by the requisite lenders under the Five-Year Credit Agreement on terms and conditions acceptable to the Agent, (c) a copy of a waiver of the breach of
     Section 11.3 of each of the note purchase agreements executed in connection with the Senior Unsecured Notes, duly executed by the requisite noteholders, on terms and conditions acceptable to the Agent, (d) counterparts of an amended and restated Fee Letter, duly executed by the Agent, the Conduit, IRC and J.P. Morgan Securities Inc., and (e) payment of a fully-earned and non-refundable Waiver Fee (as defined in the Fee Letter) in immediately available funds.

          5. Ratification; Reaffirmation of Performance Undertaking. Except as expressly modified hereby, the Agreements, as amended hereby, is hereby ratified, approved and confirmed in all respects. By its signature below, Invacare hereby consents to the terms of this Waiver and hereby confirms that its Performance Undertaking remains unaltered and in full force and effect.

          6. Reference to Agreement. From and after the Effective Date hereof, each reference in the Agreements to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreements in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreements in each case, as modified by this Waiver.

          7. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Waiver.

          8. CHOICE OF LAW. THIS WAIVER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

          9. Execution in Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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     IN WITNESS  WHEREOF,  the parties have  executed this Waiver as of the date first above written.

PARK AVENUE RECEIVABLES COMPANY, LLC

BY:  JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN-FACT


By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Authorized Signatory


JPMORGAN CHASE BANK, N.A., INDIVIDUALLY AND AS AGENT


By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Vice President

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INVACARE CORPORATION,
HEALTHTECH PRODUCTS, INC. AND
INVACARE SUPPLY GROUP, INC.


By: /s/ Gregory C. Thompson
Name:  Gregory C. Thompson
Title:  Chief  Financial Officer


INVACARE RECEIVABLES CORPORATION


By: /s/ Gregory C. Thompson
Name:  Gregory C. Thompson
Title:  Chief  Financial Officer

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